EX-99
NOTICE 19(a)

BlackRock International Growth and Income Trust
Cusip: 092524107 Ticker: BGY

Record Date	June 15, 2009
Pay Date	June 30, 2009

Distribution Amount per share	$0.4551

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.1478	32%	$0.2322	17%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.3073	68%	$1.1331	83%

Total (per common share)	$0.4551	100%	$1.3653	100%

Average annual total return (in relation to NAV) for the inception to date ending on May 31, 2009				-14.88%

Current fiscal period’s annualized distribution rate as a percentage of NAV as of May 31, 2009				16.97%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2009				14.17%

Cumulative fiscal year distribution rate expressed as a percentage of NAV as of May 31, 2009				8.48%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock International Growth and Income Trust
Cusip: 092524107
Ticker: BGY

Record Date	September 15, 2009
Pay Date	September 30, 2009

Distribution Amount per share	$0.4551

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.0363	8%	$0.2666	15%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.4188	92%	$1.5538	85%

Total (per common share)	$0.4551	100%	$1.8204	100%

Average annual total return (in relation to NAV) for the inception to date ending on August 31, 2009				-10.22%

Current fiscal period’s annualized distribution rate as a percentage of NAV as of August 31, 2009				16.37%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2009				23.61%

Cumulative fiscal year distribution rate expressed as a percentage of NAV as of August 31, 2009				12.28%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257